Equity Bancshares, Inc. Exhibit 99.1

PRESS RELEASE

Equity Bancshares, Inc. Fourth Quarter Results Highlighted by Earnings and Net Interest Margin Expansion

Company Closed its Acquisition of Frontier Holdings LLC on January 1, 2026, Entering Nebraska

WICHITA, Kansas, January 22, 2026 (BUSINESSWIRE) – Equity Bancshares, Inc. (NYSE: EQBK), (“Equity”, “the Company,” “we,” “us,” “our”), the Wichita-based holding company of Equity Bank, reported net income of $22.1 million or $1.15 per diluted share for the quarter ended December 31, 2025. Adjusting for pre-tax expenses associated with our acquisitions of NBC Corp of Oklahoma (“NBC”) and Frontier Holdings LLC (“Frontier”), tax effected at 21%, net income was $23.2 million, or $1.21 per share.

“2025 has been a transformative year for our Company and the fourth quarter was no exception,” said Brad S. Elliott, Chairman and CEO of Equity. “Our teams continued to integrate our newly expanded Oklahoma footprint, worked to position the balance sheet, locations and operational teams for our acquisition of Frontier, which closed on January 1, 2026 marking our entry into the state of Nebraska, while also continuing to provide exceptional products and services to our customers and communities.”

“I couldn’t be more proud of our employees and partners. Years like these are not possible without excellent operators committing to accomplishing significant tasks,” Mr. Elliott continued. “Our teams are motivated to make Equity the premier community bank in the communities we serve, as well as the premier merger partner for like-minded organizations across our footprint.”

Notable Items:

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For the fourth quarter 2025, net interest margin was 4.47%, expanding 2 basis points over the linked quarter. Normalizing acquisition accounting accretion by 12 basis points and removing the benefit of nonaccrual loans, core margin was 4.36%.
•
Full year net interest income was $226.1 million for 2025 compared to $186.2 million for 2024, an annual increase of 21.4%, benefiting from expanded margin and balance sheet growth.
•
Total loan and deposit balances increased year-over-year by $697.4 million and $763.5 million, respectively, driven by the addition of NBC during the third quarter of 2025.
•
Closed our transaction with Frontier on January 1, 2026, contributing additional loan balances of approximately $1.34 billion and deposit balances of $1.1 billion. Consideration for the Frontier transaction included $32.5 million in cash and the issuance of 2.22 million shares of common stock.
•
During the quarter, book value per share increased to $38.64 from $37.25, while tangible book value per share increased to $32.86 from $31.69. Tangible common equity to tangible common assets closed the quarter at 9.94%.
•
During the quarter, the Company realized net charge-offs of $697 thousand, or 0.07% annualized. Year to date net charge-offs were $2.5 million, or 0.06% annualized. Reserves closed the quarter at 1.26% of outstanding balances, materially consistent quarter over quarter.
•
The Company announced a $0.18 dividend on outstanding common shares as of December 31, 2025. During the quarter, the Company repurchased 172,338 shares at a weighted average cost of $41.69 per share. Under the currently active repurchase plan, 827,662 additional shares are authorized for purchase.

Financial Results for the Quarter Ended December 31, 2025

Net income allocable to common stockholders was $22.1 million, or $1.15 per diluted share, as compared to net loss

Equity Bancshares, Inc.

PRESS RELEASE

allocable to common stockholders of $29.7 million, or $(1.55) per diluted share in the prior quarter. The drivers of the periodic change are discussed in detail in the following sections.

Net Interest Income

Net interest income was $63.5 million for the period, as compared to $62.5 million in the previous quarter. Purchase accounting accretion and benefits on previously non-accruing loans was materially flat quarter over quarter. Loan purchase accounting contributed 16 basis points to margin in the quarter.

Average interest-earning assets increased 1.20% during the quarter to $5.6 billion. The yield on interest-earning assets decreased 9 basis points while the cost of interest bearing liabilities declined by 15 basis points. The comparative improved performance in interest-earning asset yields was partially offset by a modest increase in interest-bearing liabilities as a percentage of interest-earning assets to 75.1%.

Provision for Credit Losses

During the quarter, there was not a material provision compared to $6.2 million in the previous quarter. In the previous quarter, provisioning was driven by the addition of NBC assets and the related reserve requirement.

During the quarter, we realized net charge-offs of $697 thousand as compared to $1.1 million, realizing an annualized ratio of charge-offs to average loans of 7 basis points. For the year, we realized net charge-offs of $2.5 million or 6 basis points of average loans on an annualized basis.

At the close of the quarter, the ratio of allowance for credit losses to gross loans held for investment was 1.26%. The Company continues to estimate the allowance for credit loss with assumptions that anticipate slower prepayment rates and continued market disruption caused by trade policy, elevated inflation, supply chain issues and the impact of monetary policy on consumers and businesses.

Non-Interest Income

Total non-interest income for the quarter was $9.5 million, as compared to $8.9 million for the linked quarter when adjusted to exclude a loss of $53.4 million on the sale of securities related to our repositioning during that period, an increase of $659 thousand, or 7.4%. The periodic change was driven by increased mortgage production and benefit from the resolution of a previously sold government guaranteed loan.

Non-Interest Expense

Total non-interest expense for the quarter was $46.6 million as compared to $49.1 million for the previous quarter. Adjusting for merger expenses in both periods, non-interest expense increased $2.2 million, or 5.1%. The increase during the period is primarily attributable to the recognition of a $1.0 million reserve for settlement costs related to ongoing overdraft litigation as well as a comparative change of $1.2 million in the reserve for unfunded commitments. Exclusive of merger expenses, the litigation accrual and provisioning for unfunded commitments in both periods annualized non-interest expense as a percentage of average assets declined 2 basis points, closing the quarter at 2.8%.

Income Tax Expense

At December 31, 2025, the effective tax rate for the quarter was 16.6% as compared to a rate of 20.5% for the quarter ended September 30, 2025. The full year tax rate at December 31, 2025, was 13.9%. The year-to-date tax rate at September 30, 2025, was not meaningful as the loss on the sale of bonds within the quarter resulted in a small year-to-date loss.

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The change in the quarter over quarter tax rate is not meaningful as the third quarter tax rate was the result of loss recognized in the quarter related to the sale of bonds compared to net income recognized in the fourth quarter.

Loans, Total Assets and Funding

Loans held for investment were $4.2 billion at period end, decreasing $70.4 million during the quarter. Total assets closed the quarter at $6.4 billion, a $7.5 million decrease from prior quarter end.

Total deposit balances closed the quarter at $5.1 billion increasing $43.5 million from the previous quarter end. Brokered deposits declined $80 million and closed the quarter at 1.4% of total deposits down from 3.0% at prior quarter end.

Asset Quality

Nonperforming assets were $46.7 million, or 0.7% of total assets, compared to $52.6 million as of the end of the previous quarter, or 0.8% of total assets. Non-accrual loans were $40.3 million, as compared to $48.6 million at the end of the previous quarter. Total classified assets, including loans rated special mention or worse, other real estate owned, excluding previous branch locations, and other repossessed assets were $83.4 million, or 12.1% of regulatory capital, materially flat to the previous quarter. The periodic decline in nonaccrual and nonperforming assets is primarily driven by the resolution of one credit acquired through our merger with NBC.

Capital

Quarter over quarter, book capital increased $20.2 million to $732.1 million. The increase is reflective of earnings and improvement in unrealized gains on the bond portfolio partially offset by dividends and share repurchases processed in the quarter. Tangible book value and tangible book value per share closed the quarter at $622.6 million and $32.86, compared to $31.69 at prior quarter end.

The Company’s ratio of common equity tier 1 capital to risk-weighted assets was 13.1%, the total capital to risk-weighted assets was 16.3% and the total leverage ratio was 10.6% at December 31, 2025. At September 30, 2025, the Company’s common equity tier 1 capital to risk-weighted assets ratio was 12.9%, the total capital to risk-weighted assets ratio was 16.1% and the total leverage ratio was 10.4%.

Equity Bank's ratio of common equity tier 1 capital to risk-weighted assets was 13.6%, total capital to risk-weighted assets was 14.8% and the total leverage ratio was 10.6% at December 31, 2025. At September 30, 2025, Equity Bank’s ratio of common equity tier 1 capital to risk-weighted assets was 13.24%, the ratio of total capital to risk-weighted assets was 14.3% and the total leverage ratio was 10.3%.

Non-GAAP Financial Measures

In addition to evaluating the Company’s results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), management periodically supplements this evaluation with an analysis of certain non-GAAP financial measures that are intended to provide the reader with additional perspectives on operating results, financial condition and performance trends, while facilitating comparisons with the performance of other financial institutions. Non-GAAP financial measures are not a substitute for GAAP measures, rather, they should be read and used in conjunction with the Company’s GAAP financial information.

The efficiency ratio is a common comparable metric used by banks to understand the expense structure relative to total revenue. In other words, for every dollar of total revenue recognized, how much of that dollar is expended. To improve the comparability of the ratio to our peers, non-core items are excluded. To improve transparency and acknowledging that banks are not consistent in their definition of the efficiency ratio, we include our calculation of this non-GAAP measure.

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PRESS RELEASE

Core income calculations are a non-GAAP measure that management believes is an effective alternative measure of how efficiently the company utilizes its asset base. Core income is calculated by adjusting GAAP income by non-core gains and losses and excluding non-core expenses, net of tax, as outlined in the table below. We calculate (a) core net income (loss) allocable to common stockholders plus merger expenses, tax effected non-core items, goodwill impairment and BOLI tax adjustment, less gain (loss) from securities transactions; (b) adjusted operating net income as net income (loss) allocable to common stockholders plus adjusted non-core items, tax effected non-core items and BOLI tax adjustments.

Core return on average assets before income tax provision and provision for loan losses is a measure that the Company uses to understand fundamental operating performance before these expenses. Used as a ratio relative to average assets, we believe it demonstrates “core” performance and can be viewed as an alternative measure of how efficiently the Company services its asset base. Used as a ratio relative to average equity, it can function as an alternative measure of the Company’s earnings performance in relationship to its equity.

Core return on average equity is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate by taking core net income allocable to common stockholders divided by a simple average of net income and core net income plus average stockholders' equity. For return on average equity, the most directly comparable financial measure calculated in accordance with GAAP is return on average equity.

Core earnings per share is a non-GAAP financial measures we calculate by taking GAAP net income less non-core impacts to net income to arrive at core net income and core diluted earnings per share. This financial measure is used by financial statement users to evaluate the core financial performance of the Company

Tangible common equity and related measures are non-GAAP financial measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These financial measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Return on average tangible common equity is used by management and readers of our financial statements to understand how efficiently the Company is deploying its common equity. Companies that are able to demonstrate more efficient use of common equity are more likely to be viewed favorably by current and prospective investors.

The Company believes that disclosing these non-GAAP financial measures is both useful internally and is expected by our investors and analysts in order to understand the overall performance of the Company. Other companies may calculate and define their non-GAAP financial measures and supplemental data differently. A reconciliation of GAAP financial measures to non-GAAP measures and other performance ratios, as adjusted, are included in Table 6 in the following press release tables.

Conference Call and Webcast

Equity’s Chairman and Chief Executive Officer, Brad Elliott, and Chief Financial Officer, Chris Navratil, will hold a conference call and webcast to discuss third quarter results on Thursday, January 22, 2026, at 10 a.m. eastern time or 9 a.m. central time.

Those wishing to participate in the conference call should call the applicable number below and reference the Access Code below.

United States (Local): +1 646 844 6383

United States (Toll-Free): +1 833 470 1428

Global Dial-In Numbers

Access Code: 090340

To eliminate wait times, conference call participants may pre-register using this registration link. After registering, a confirmation with access details will be sent via email.

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PRESS RELEASE

A replay of the call and webcast will be available two hours following the close of the call until February 5, 2026, accessible at investor.equitybank.com. Webcast URL: https://events.q4inc.com/attendee/528508490

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, trust and wealth management services and treasury management services, while delivering the high-quality, relationship-based customer service of a community bank. Equity’s common stock is traded on the New York Stock Exchange. under the symbol “EQBK.” Learn more at www.equitybank.com.

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “positioned,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from Equity’s expectations include competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; the possibility that the expected benefits related to the proposed transaction with Frontier Bank (“Frontier”) may not materialize as expected; and the ability to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all; and similar variables. The foregoing list of factors is not exhaustive.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2025, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties arise from time to time and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

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PRESS RELEASE

Investor Contact:

Brian J. Katzfey

VP, Director of Corporate Development and Investor Relations

Equity Bancshares, Inc.

(316) 858-3128

bkatzfey@equitybank.com

Media Contact:

Russell Colburn

Public Relations and Communication Manager

Equity Bancshares, Inc.

(913) 583-8011

rcolburn@equitybank.com

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PRESS RELEASE

Unaudited Financial Tables

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Table 1. Consolidated Statements of Income
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Table 2. Quarterly Consolidated Statements of Income
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Table 3. Consolidated Balance Sheets
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Table 4. Selected Financial Highlights
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Table 5. Year-To-Date Net Interest Income Analysis
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Table 6. Quarter-To-Date Net Interest Income Analysis
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Table 7. Quarter-Over-Quarter Net Interest Income Analysis
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Table 8. Non-GAAP Financial Measures

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TABLE 1. CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except per share data)
	Three Months Ended December 31,		Twelve Months ended December 31,
	2025	2024	2025	2024
Interest and dividend income
Loans, including fees	$74,362	$63,379	$277,138	$245,815
Securities, taxable	11,450	9,229	38,801	39,091
Securities, nontaxable	179	387	1,221	1,579
Federal funds sold and other	4,875	1,984	13,675	10,358
Total interest and dividend income	90,866	74,979	330,835	296,843
Interest expense
Deposits	23,998	21,213	88,455	90,409
Federal funds purchased and retail repurchase agreements	206	258	936	1,151
Federal Home Loan Bank advances	1,327	2,158	8,208	10,180
Federal Reserve Bank borrowings	—	—	—	1,361
Subordinated debt	1,833	1,877	7,155	7,580
Total interest expense	27,364	25,506	104,754	110,681

Net interest income	63,502	49,473	226,081	186,162
Provision (reversal) for credit losses	(16)	98	8,953	2,546
Net interest income after provision (reversal) for credit losses	63,518	49,375	217,128	183,616
Non-interest income
Service charges and fees	2,558	2,296	9,321	9,830
Debit card income	2,905	2,513	11,414	10,246
Mortgage banking	187	141	567	861
Increase in value of bank-owned life insurance	1,410	1,883	7,717	4,966
Net gain on acquisition and branch sales	—	—	—	2,131
Net gains (losses) from securities transactions	154	(2)	(53,174)	220
Other	2,318	1,985	8,127	10,568
Total non-interest income	9,532	8,816	(16,028)	38,822
Non-interest expense
Salaries and employee benefits	22,324	18,368	84,786	72,786
Net occupancy and equipment	4,327	3,571	15,801	14,371
Data processing	5,251	4,988	20,279	20,004
Professional fees	1,909	1,846	6,467	6,503
Advertising and business development	1,371	1,469	5,228	5,366
Telecommunications	657	614	2,462	2,501
FDIC insurance	832	662	2,579	2,483
Courier and postage	858	687	3,235	2,599
Free nationwide ATM cost	562	558	2,204	2,127
Amortization of core deposit intangibles	1,260	1,060	4,503	4,289
Loan expense	150	154	890	601
Other real estate owned and repossessed assets, net	28	133	1,029	(7,525)
Loss on debt extinguishment	—	—	1,361	—
Merger expenses	1,481	—	8,065	4,461
Other	5,577	3,696	15,831	13,591
Total non-interest expense	46,587	37,806	174,720	144,157
Income (loss) before income tax	26,463	20,385	26,380	78,281
Provision for income taxes (benefit)	4,379	3,399	3,654	15,660
Net income (loss) and net income (loss) allocable to common stockholders	$22,084	$16,986	$22,726	$62,621
Basic earnings (loss) per share	$1.16	$1.06	$1.24	$4.04

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Diluted earnings (loss) per share	$1.15	$1.04	$1.23	$4.00
Weighted average common shares	19,021,327	16,020,938	18,296,090	15,489,370
Weighted average diluted common shares	19,235,412	16,262,965	18,456,676	15,671,674

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TABLE 2. QUARTERLY CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Interest and dividend income
Loans, including fees	$74,362	$76,911	$62,868	$62,997	$63,379
Securities, taxable	11,450	9,416	8,821	9,114	9,229
Securities, nontaxable	179	307	358	377	387
Federal funds sold and other	4,875	4,464	2,140	2,196	1,984
Total interest and dividend income	90,866	91,098	74,187	74,684	74,979
Interest expense
Deposits	23,998	24,990	20,090	19,377	21,213
Federal funds purchased and retail repurchase agreements	206	263	219	248	258
Federal Home Loan Bank advances	1,327	1,741	2,224	2,916	2,158
Subordinated debt	1,833	1,619	1,852	1,851	1,877
Total interest expense	27,364	28,613	24,385	24,392	25,506

Net interest income	63,502	62,485	49,802	50,292	49,473
Provision (reversal) for credit losses	(16)	6,228	19	2,722	98
Net interest income after provision (reversal) for credit losses	63,518	56,257	49,783	47,570	49,375
Non-interest income
Service charges and fees	2,558	2,522	2,177	2,064	2,296
Debit card income	2,905	2,953	3,052	2,504	2,513
Mortgage banking	187	62	212	106	141
Increase in value of bank-owned life insurance	1,410	1,393	1,321	3,593	1,883
Net gains (losses) from securities transactions	154	(53,352)	12	12	(2)
Other	2,318	1,943	1,815	2,051	1,985
Total non-interest income	9,532	(44,479)	8,589	10,330	8,816
Non-interest expense
Salaries and employee benefits	22,324	22,773	19,735	19,954	18,368
Net occupancy and equipment	4,327	4,317	3,482	3,675	3,571
Data processing	5,251	4,887	5,055	5,086	4,988
Professional fees	1,909	1,670	1,361	1,527	1,846
Advertising and business development	1,371	1,305	1,208	1,344	1,469
Telecommunications	657	630	588	587	614
FDIC insurance	832	653	464	630	662
Courier and postage	858	744	834	799	687
Free nationwide ATM cost	562	582	547	513	558
Amortization of core deposit intangibles	1,260	1,182	1,016	1,045	1,060
Loan expense	150	330	281	129	154
Other real estate owned and repossessed assets, net	28	797	103	101	133
Loss on debt extinguishment	—	—	1,361	—	—
Merger expenses	1,481	6,163	355	66	—
Other	5,577	3,049	3,611	3,594	3,696
Total non-interest expense	46,587	49,082	40,001	39,050	37,806
Income (loss) before income tax	26,463	(37,304)	18,371	18,850	20,385
Provision for income taxes (benefit)	4,379	(7,641)	3,107	3,809	3,399
Net income (loss) and net income (loss) allocable to common stockholders	$22,084	$(29,663)	$15,264	$15,041	$16,986
Basic earnings (loss) per share	$1.16	$(1.55)	$0.87	$0.86	$1.06
Diluted earnings (loss) per share	$1.15	$(1.55)	$0.86	$0.85	$1.04

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Weighted average common shares	19,021,327	19,129,726	17,524,296	17,490,062	16,020,938
Weighted average diluted common shares	19,235,412	19,129,726	17,651,298	17,666,834	16,262,965

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TABLE 3. CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
ASSETS
Cash and due from banks	$607,562	$699,165	$365,957	$431,131	$383,503
Federal funds sold	255	245	247	251	244
Cash and cash equivalents	607,817	699,410	366,204	431,382	383,747
Interest-bearing time deposits in other banks	575	574	—	—	—
Available-for-sale securities	1,030,568	903,858	973,402	950,453	1,004,455
Held-to-maturity securities	5,248	5,243	5,236	5,226	5,217
Loans held for sale	1,392	617	217	338	513
Loans, net of allowance for credit losses(1)	4,145,424	4,215,118	3,555,458	3,585,804	3,457,549
Other real estate owned, net	5,388	3,147	4,621	4,464	4,773
Premises and equipment, net	136,720	132,857	117,533	117,041	117,132
Bank-owned life insurance	148,301	146,891	133,638	132,317	133,032
Federal Reserve Bank and Federal Home Loan Bank stock	34,053	33,713	34,835	31,960	27,875
Interest receivable	33,322	34,751	26,243	26,791	28,913
Goodwill	82,101	77,573	53,101	53,101	53,101
Core deposit intangibles, net	21,634	22,895	12,908	13,924	14,969
Other	120,629	88,984	90,441	93,299	100,771
Total assets	$6,373,172	$6,365,631	$5,373,837	$5,446,100	$5,332,047
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand	$1,148,409	$1,147,201	$912,898	$949,791	$954,065
Total non-interest-bearing deposits	1,148,409	1,147,201	912,898	949,791	954,065
Demand, savings and money market	3,004,987	2,882,625	2,494,285	2,614,110	2,684,197
Time	984,868	1,064,943	827,735	841,463	736,527
Total interest-bearing deposits	3,989,855	3,947,568	3,322,020	3,455,573	3,420,724
Total deposits	5,138,264	5,094,769	4,234,918	4,405,364	4,374,789
Federal funds purchased and retail repurchase agreements	39,864	42,220	36,420	36,772	37,246
Federal Home Loan Bank advances and Federal Reserve Bank borrowings	300,000	341,378	383,676	236,734	178,073
Subordinated debt	98,145	98,174	24,125	97,620	97,477
Contractual obligations	10,208	16,664	17,289	9,398	12,067
Interest payable and other liabilities	54,637	60,534	41,773	42,888	39,477
Total liabilities	5,641,118	5,653,739	4,738,201	4,828,776	4,739,129
Commitments and contingent liabilities
Stockholders’ equity
Common stock	249	249	231	231	230
Additional paid-in capital	664,906	658,481	587,547	586,251	584,424
Retained earnings	205,328	186,718	219,876	207,282	194,920
Accumulated other comprehensive income (loss), net of tax	7,032	4,720	(40,269)	(44,965)	(55,181)
Treasury stock	(145,461)	(138,276)	(131,749)	(131,475)	(131,475)
Total stockholders’ equity	732,054	711,892	635,636	617,324	592,918
Total liabilities and stockholders’ equity	$6,373,172	$6,365,631	$5,373,837	$5,446,100	$5,332,047

(1) Allowance for credit losses	$52,756	$53,469	$45,270	$45,824	$43,267

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 4. SELECTED FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024
Loans Held For Investment by Type
Commercial real estate	$2,226,348	$2,216,180	$1,854,294	$1,863,200	$1,830,514
Commercial and industrial	816,885	907,439	753,339	762,906	658,865
Residential real estate	582,145	590,598	565,755	563,954	566,766
Agricultural real estate	278,927	272,087	226,125	260,683	267,248
Agricultural	188,475	174,517	94,981	94,199	87,339
Consumer	105,400	107,766	106,234	86,686	90,084
Total loans held-for-investment	4,198,180	4,268,587	3,600,728	3,631,628	3,500,816
Allowance for credit losses	(52,756)	(53,469)	(45,270)	(45,824)	(43,267)
Net loans held for investment	$4,145,424	$4,215,118	$3,555,458	$3,585,804	$3,457,549

Asset Quality Ratios
Allowance for credit losses on loans to total loans	1.26%	1.25%	1.26%	1.26%	1.24%
Past due or nonaccrual loans to total loans	1.53%	1.55%	1.65%	1.17%	1.14%
Nonperforming assets to total assets	0.73%	0.83%	0.85%	0.51%	0.65%
Nonperforming assets to total loans plus other real estate owned	1.11%	1.23%	1.27%	0.77%	0.99%
Classified assets to bank total regulatory capital	12.06%	12.37%	11.39%	10.24%	12.00%

Selected Average Balance Sheet Data (QTD Average)
Investment securities	$937,277	$915,928	$961,869	$993,836	$1,012,698
Total gross loans receivable	4,209,562	4,247,338	3,630,981	3,575,230	3,525,765
Interest-earning assets	5,642,066	5,574,815	4,791,664	4,771,972	4,716,295
Total assets	6,141,284	6,084,961	5,206,950	5,212,417	5,163,166
Interest-bearing deposits	3,918,343	3,838,731	3,264,599	3,221,130	3,280,592
Borrowings	276,531	300,402	350,747	418,138	340,042
Total interest-bearing liabilities	4,194,874	4,139,133	3,615,346	3,639,268	3,620,634
Total deposits	5,073,696	5,004,830	4,183,473	4,143,151	4,243,159
Total liabilities	5,415,628	5,369,642	4,579,847	4,606,500	4,629,939
Total stockholders' equity	725,651	715,319	627,103	605,917	533,227
Tangible common equity*	616,872	620,273	554,697	533,528	463,657

Performance ratios
Return on average assets (ROAA) annualized	1.43%	(1.93)%	1.18%	1.17%	1.31%
Return on average equity (ROAE) annualized	12.07%	(16.45)%	9.76%	10.07%	12.67%
Return on average tangible common equity (ROATCE) annualized*	14.91%	(18.31)%	11.69%	12.12%	15.30%
Yield on loans annualized	7.01%	7.18%	6.94%	7.15%	7.15%
Cost of interest-bearing deposits annualized	2.43%	2.58%	2.47%	2.44%	2.57%
Cost of total deposits annualized	1.88%	1.98%	1.93%	1.90%	1.99%
Net interest margin annualized	4.47%	4.45%	4.17%	4.27%	4.17%
Efficiency ratio*	59.98%	58.31%	63.62%	62.43%	63.02%
Non-interest income / average assets	0.62%	(2.90)%	0.66%	0.80%	0.68%
Non-interest expense / average assets	3.01%	3.20%	3.08%	3.04%	2.91%
Dividend payout ratio	15.73%	(11.78)%	17.49%	17.81%	15.62%
Performance ratios - Core
Core earnings per diluted share*	$1.26	$1.21	$0.99	$0.90	$1.10
Core return on average assets*	1.57%	1.51%	1.35%	1.24%	1.37%
Core return on average equity*	13.23%	12.47%	11.18%	10.69%	13.29%
Core return on average tangible common equity*	15.56%	14.30%	12.64%	12.14%	15.29%
Core non-interest expense / average assets*	2.82%	2.71%	2.86%	2.94%	2.83%

Equity Bancshares, Inc.

PRESS RELEASE

Capital Ratios
Tier 1 Leverage Ratio	10.64%	10.41%	12.07%	11.76%	11.67%
Common Equity Tier 1 Capital Ratio	13.08%	12.84%	15.07%	14.70%	14.51%
Tier 1 Risk Based Capital Ratio	13.59%	13.35%	15.67%	15.30%	15.11%
Total Risk Based Capital Ratio	16.31%	16.09%	16.84%	18.32%	18.07%
Total stockholders' equity to total assets	11.49%	11.18%	11.83%	11.34%	11.12%
Tangible common equity to tangible assets*	9.94%	9.68%	10.63%	10.13%	9.95%
Book value per common share	$38.64	$37.25	$36.27	$35.23	$34.04
Tangible book value per common share*	$32.86	$31.69	$32.17	$31.07	$30.07
Tangible book value per diluted common share*	$32.43	$31.41	$31.89	$30.80	$29.70

* The value noted is considered a Non-GAAP financial measure. For a reconciliation of Non-GAAP financial measures, see Table 8. Non-GAAP Financial Measures.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 5. YEAR-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the Twelve Months Ended			For the Twelve Months Ended
	December 31, 2025			December 31, 2024
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$803,779	$61,397	7.64%	$635,881	$51,188	8.05%
Commercial real estate	1,583,020	113,277	7.16%	1,400,661	99,316	7.09%
Real estate construction	493,428	38,242	7.75%	416,296	36,004	8.65%
Residential real estate	573,952	27,517	4.79%	563,176	26,505	4.71%
Agricultural real estate	260,219	20,026	7.70%	227,341	16,848	7.41%
Agricultural	123,553	9,982	8.08%	96,877	9,103	9.40%
Consumer	100,409	6,697	6.67%	100,995	6,851	6.78%
Total loans	3,938,360	277,138	7.04%	3,441,227	245,815	7.14%
Securities
Taxable securities	909,082	38,801	4.27%	980,664	39,091	3.99%
Nontaxable securities	42,973	1,221	2.84%	59,597	1,579	2.65%
Total securities	952,055	40,022	4.20%	1,040,261	40,670	3.91%
Federal funds sold and other	328,753	13,675	4.16%	195,378	10,358	5.30%
Total interest-earning assets	$5,219,168	$330,835	6.34%	$4,676,866	296,843	6.35%
Interest-bearing liabilities
Demand, savings and money market deposits	$2,701,835	$58,072	2.15%	$2,453,139	61,518	2.51%
Time deposits	877,296	30,383	3.46%	770,772	28,891	3.75%
Total interest-bearing deposits	3,579,131	88,455	2.47%	3,223,911	90,409	2.80%
FHLB advances	195,434	8,208	4.20%	216,012	10,180	4.71%
Other borrowings	140,671	8,091	5.75%	175,516	10,092	5.75%
Total interest-bearing liabilities	$3,915,236	$104,754	2.68%	$3,615,439	110,681	3.06%

Net interest income		$226,081			$186,162
Interest rate spread			3.66%			3.29%

Net interest margin (2)			4.33%			3.98%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 6. QUARTER-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the Three Months Ended			For the Three Months Ended
	December 31, 2025			December 31, 2024
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	812,003	$14,919	7.29%	$651,733	$12,780	7.80%
Commercial real estate	1,698,611	31,913	7.45%	1,402,966	25,978	7.37%
Real estate construction	547,444	10,214	7.40%	463,885	9,654	8.28%
Residential real estate	587,820	7,080	4.78%	567,123	6,571	4.61%
Agricultural real estate	273,871	4,873	7.06%	262,529	5,071	7.68%
Agricultural	182,511	3,603	7.83%	82,986	1,705	8.17%
Consumer	107,302	1,760	6.51%	94,543	1,620	6.82%
Total loans	4,209,562	74,362	7.01%	3,525,765	63,379	7.15%
Securities
Taxable securities	915,665	11,450	4.96%	953,688	9,229	3.85%
Nontaxable securities	21,612	179	3.29%	59,071	387	2.61%
Total securities	937,277	11,629	4.92%	1,012,759	9,616	3.78%
Federal funds sold and other	495,227	4,875	3.91%	177,832	1,984	4.44%
Total interest-earning assets	$5,642,066	90,866	6.39%	$4,716,356	74,979	6.32%
Interest-bearing liabilities
Demand, savings and money market deposits	$2,878,804	14,920	2.06%	$2,448,539	13,429	2.18%
Time deposits	1,039,539	9,078	3.46%	832,053	7,784	3.72%
Total interest-bearing deposits	3,918,343	23,998	2.43%	3,280,592	21,213	2.57%
FHLB advances	130,978	1,327	4.02%	194,914	2,158	4.41%
Other borrowings	145,553	2,039	5.56%	145,128	2,135	5.86%
Total interest-bearing liabilities	$4,194,874	27,364	2.59%	$3,620,634	25,506	2.80%

Net interest income		$63,502			$49,473
Interest rate spread			3.80%			3.52%

Net interest margin (2)			4.47%			4.17%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 7. QUARTER-OVER-QUARTER NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the Three Months Ended			For the Three Months Ended
	December 31, 2025			September 30, 2025
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	812,003	$14,919	7.29%	$934,768	$18,234	7.74%
Commercial real estate	1,698,611	31,913	7.45%	1,745,714	31,729	7.21%
Real estate construction	547,444	10,214	7.40%	505,345	10,109	7.94%
Residential real estate	587,820	7,080	4.78%	575,341	6,849	4.72%
Agricultural real estate	273,871	4,873	7.06%	245,017	5,165	8.36%
Agricultural	182,511	3,603	7.83%	132,095	2,981	8.95%
Consumer	107,302	1,760	6.51%	109,058	1,844	6.71%
Total loans	4,209,562	74,362	7.01%	4,247,338	76,911	7.18%
Securities
Taxable securities	915,665	11,450	4.96%	875,646	9,416	4.27%
Nontaxable securities	21,612	179	3.29%	40,342	307	3.02%
Total securities	937,277	11,629	4.92%	915,988	9,723	4.21%
Federal funds sold and other	495,227	4,875	3.91%	411,549	4,464	4.30%
Total interest-earning assets	$5,642,066	90,866	6.39%	$5,574,875	91,098	6.48%
Interest-bearing liabilities
Demand savings and money market deposits	$2,878,804	14,920	2.06%	$2,876,118	16,394	2.26%
Time deposits	1,039,539	9,078	3.46%	962,613	8,596	3.54%
Total interest-bearing deposits	3,918,343	23,998	2.43%	3,838,731	24,990	2.58%
FHLB advances	130,978	1,327	4.02%	168,011	1,741	4.11%
Other borrowings	145,553	2,039	5.56%	132,391	1,882	5.64%
Total interest-bearing liabilities	$4,194,874	27,364	2.59%	$4,139,133	28,613	2.74%

Net interest income		$63,502			$62,485
Interest rate spread			3.80%			3.74%

Net interest margin (2)			4.47%			4.45%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 8. NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024

Total stockholders' equity	$732,054	$711,892	$635,636	$617,324	$592,918
Goodwill	(82,101)	(77,573)	(53,101)	(53,101)	(53,101)
Core deposit intangibles, net	(21,634)	(22,895)	(12,908)	(13,924)	(14,969)
Naming rights, net	(5,703)	(5,778)	(5,852)	(5,926)	(957)
Tangible common equity	$622,616	$605,646	$563,775	$544,373	$523,891
Common shares outstanding at period end	18,944,987	19,111,084	17,527,191	17,522,994	17,419,858
Diluted common shares outstanding at period end	19,196,160	19,279,741	17,680,489	17,673,132	17,636,843
Book value per common share	$38.64	$37.25	$36.27	$35.23	$34.04
Tangible book value per common share	$32.86	$31.69	$32.17	$31.07	$30.07
Tangible book value per diluted common share	$32.43	$31.41	$31.89	$30.80	$29.70

Total assets	$6,373,172	$6,356,187	$5,373,837	$5,446,100	$5,332,047
Goodwill	(82,101)	(77,573)	(53,101)	(53,101)	(53,101)
Core deposit intangibles, net	(21,634)	(22,895)	(12,908)	(13,924)	(14,969)
Naming rights, net	(5,703)	(5,778)	(5,852)	(5,926)	(957)
Tangible assets	$6,263,734	$6,249,941	$5,301,976	$5,373,149	$5,263,020
Total stockholders' equity to total assets	11.49%	11.18%	11.83%	11.34%	11.12%
Tangible common equity to tangible assets	9.94%	9.68%	10.63%	10.13%	9.95%

Total average stockholders' equity	$725,651	$715,319	$627,103	$605,917	$533,227
Average intangible assets	(108,779)	(95,046)	(72,406)	(72,389)	(69,570)
Average tangible common equity	$616,872	$620,273	$554,697	$533,528	$463,657
Net income (loss) allocable to common stockholders	$22,084	$(29,663)	$15,264	$15,041	$16,986
Net gain on acquisition	—	—	—	—	—
Net gain (loss) on securities transactions	(154)	53,352	(12)	(12)	2
Merger expenses	1,481	6,163	355	66	—
Loss on debt extinguishment	—	—	1,361	—	—
Day 2 Merger provision	—	6,228	—	—	—
Amortization of intangible assets	1,390	1,312	1,145	1,144	1,071
Tax effect of adjustments	(571)	(14,082)	(598)	(252)	(225)
Core net income (loss) allocable to common stockholders	$24,230	$23,310	$17,515	$15,987	$17,834
Return on total average stockholders' equity (ROAE) annualized	12.07%	(16.45)%	9.76%	10.07%	12.67%
Average tangible common equity	$616,872	$620,273	$554,697	$533,528	$463,657
Average impact from core earnings adjustments	1,073	26,487	1,126	473	424
Core average tangible common equity	$617,945	$646,760	$555,823	$534,001	$464,081
Return on average tangible common equity (ROATCE) annualized	14.91%	(18.31)%	11.69%	12.12%	15.30%
Core return on average tangible common equity (CROATCE) annualized	15.56%	14.30%	12.64%	12.14%	15.29%

Equity Bancshares, Inc.

PRESS RELEASE

Non-interest expense	$46,587	$49,082	$40,001	$39,050	$37,806
Merger expense	(1,481)	(6,163)	(355)	(66)	—
Amortization of intangible assets	(1,390)	(1,312)	(1,145)	(1,144)	(1,071)
Loss on debt extinguishment	—	—	(1,361)	—	—
Adjusted non-interest expense	$43,716	$41,607	$37,140	$37,840	$36,735
Net interest income	$63,502	$62,485	$49,802	$50,292	$49,473
Non-interest income	9,532	(44,479)	8,589	10,330	8,816
Net gains (losses) from securities transactions	(154)	53,352	(12)	(12)	2
Adjusted non-interest income	$9,378	$8,873	$8,577	$10,318	$8,818
Net interest income plus adjusted non-interest income	$72,880	$71,358	$58,379	$60,610	$58,291
Non-interest expense to net interest income plus non-interest income	63.79%	272.59%	68.51%	64.42%	64.86%
Efficiency ratio	59.98%	58.31%	63.62%	62.43%	63.02%
Total average assets	6,141,284	6,084,961	5,206,950	5,212,417	5,163,166
Core non-interest expense to average assets	2.82%	2.71%	2.86%	2.94%	2.83%

Net income (loss) allocable to common stockholders	$22,084	$(29,663)	$15,264	$15,041	$16,986
Amortization of intangible assets	1,390	1,312	1,145	1,144	1,071
Tax effect of adjustments	(292)	(276)	(240)	(240)	(225)
Adjusted net income allocable to common stockholders	23,182	(28,627)	16,169	15,945	17,832
Net gain (loss) on securities transactions	(154)	53,352	(12)	(12)	2
Merger expenses	1,481	6,163	355	66	—
Loss on debt extinguishment	—	—	1,361	—	—
Day 2 Merger provision	—	6,228	—	—	—
Tax effect of adjustments	(279)	(13,806)	(358)	(12)	—
Core net income (loss) allocable to common stockholders	$24,230	$23,310	$17,515	$15,987	$17,834
Total average assets	$6,141,284	$6,085,064	$5,206,950	$5,212,417	$5,163,166
Total average stockholders' equity	$725,651	$715,319	$627,103	$605,917	$533,227
Weighted average diluted common shares	19,235,412	19,129,726	17,651,298	17,666,834	16,262,965
Diluted earnings (loss) per share	$1.15	$(1.55)	$0.86	$0.85	$1.04
Core earnings per diluted share	$1.26	$1.21	$0.99	$0.90	$1.10
Return on average assets (ROAA) annualized	1.43%	(1.93)%	1.18%	1.17%	1.31%
Core return on average assets	1.57%	1.51%	1.35%	1.24%	1.37%
Return on average equity	12.07%	(16.45)%	9.76%	10.07%	12.67%
Core return on average equity	13.23%	12.47%	11.18%	10.69%	13.29%